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      As filed with the Securities and Exchange Commission on May 15, 1997

                                                      Registration No. 333-25351
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 --------------


                          AMENDMENT NO. 2 TO FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                --------------

                               RAILAMERICA, INC.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                 4011                           65-0328006
(State or Other Jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)           Identification No.)

                               301 YAMATO ROAD
                                  SUITE 1190
                          BOCA RATON, FLORIDA  33431
                                (561) 994-6015

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)

                                GARY O. MARINO
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              RAILAMERICA, INC.
                               301 YAMATO ROAD
                                  SUITE 1190
                          BOCA RATON, FLORIDA 33431
                                (561) 994-6015

          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code of Agent for Service)

                 Please send copies of all communications to:

                              GARY EPSTEIN, ESQ.
          GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL, P.A.
                             1221 BRICKELL AVENUE
                            MIAMI, FLORIDA  33131
                                (305) 579-0500

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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EXPLANATORY NOTE:  Pursuant to telephonic comments received from the Staff of the Securities and Exchange Commission, the signature page in Part II of this Registration Statement has been revised to conform with the requirements of Form S-2.




                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses, excluding solicitation fees, in connection with this offering are as follows:


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
                               AMOUNT
                               ------
Registration Fee............  $ 5,050
Legal fees and expenses.....  $13,000
Accounting fees and expenses  $ 4,000
Miscellaneous...............  $ 2,000
 Total......................  $24,050
                              =======

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under Section 145 of the Delaware General
Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Certificate of Incorporation provides for indemnification of the Company's officers and directors to the extent permitted under the Delaware General Corporation Law.

     The Registrant's Amended and Restated Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware General
Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The
Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its Directors and officers to the fullest extent permitted by Delaware law, except against actions by the Registrant approved by the Board of Directors, and requires the Registrant to advance expenses to such Directors and officers to defend any action for which rights of indemnification are provided in the Certificate of Incorporation, and also permits the Board of Directors to grant such rights to its employees and agents.




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ITEM 16.     EXHIBITS

     The following exhibits are included as a part of this Registration
Statement:

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

EXHIBIT
NUMBER                                   DESCRIPTION
------   ----------------------------------------------------------------------------
  3.1    Amended and Restated Articles of Incorporation of Registrant(1).

  3.2    By-laws of Registrant(1).

  4.1    Warrant Agreement dated as of September 30, 1996 between the Company and
         First London Securities Corporation with Form of Warrant (2)

  4.2    Warrant Agreement dated as of January 15, 1997 between the Company and
         First London Securities Corporation with Form of Warrant (2)

  5.1    Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (4)

   11    Statement regarding Computation of Per Share Earnings (3)

 23.1    Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
         (contained in exhibit 5.1) (4)

 23.2    Consent of Coopers & Lybrand L.L.P. (4)

 24.1    Power of Attorney (2)

 27      Financial Data Schedule (for SEC use only) (3)

-------------------

(1) Incorporated by reference to the same exhibit number filed as part of the Company's Form 10-QSB for the quarter ended September 30, 1995, filed with the Securities and Exchange Commission on November 12, 1995.
(2)  Previously filed.
(3) Incorporated by reference to the footnotes to the financial statements and to Exhibit 11 included in the Company's Form 10-KSB/A for the year ended December 31, 1996, filed with the Securities and Exchange
     Commission May 7, 1997.
(4)  Filed Herewith.

ITEM 17.    UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.




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




                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, as of May 16, 1997.


                                        RAILAMERICA, INC.

                                        By: /s/ Gary O. Marino
                                           -------------------------------------
                                           Gary O. Marino
                                           Chairman, Chief Executive Officer,
                                           President and Treasurer
                                           (Duly Authorized Representative)


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 16, 1997.

                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           John H. Marino, Vice Chairman
                                           and Senior Transportation Officer


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           Donald D. Redfearn, Executive Vice
                                           President, Secretary and Director


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           Larry Bush, Assistant Vice President
                                           and Controller
                                           (Principal Accounting Officer)


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           Richard Rampell, Director


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           John M. Sullivan, Director


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           Charles Swinburn, Director


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           Robert F. Toia, Director


                                           /s/ Gary O. Marino*
                                           -------------------------------------
                                           Douglas R. Nichols, Director

* Pursuant to a Power of Attorney granted to Gary O. Marino by such person.


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